Exhibit 99.1

TetraLogic Announces Public Offering of Common Stock

MALVERN, PA., April 30, 2015 — TetraLogic Pharmaceuticals Corporation (NASDAQ: TLOG), a clinical-stage biopharmaceutical company focused on discovering and developing novel small molecule therapeutics in oncology and infectious diseases, today announced that it has commenced an underwritten public offering of shares of its common stock.  All of the shares in the offering are to be sold by TetraLogic.

William Blair & Company, L.L.C. and Nomura Securities International, Inc. are joint book-running managers for the offering.  TetraLogic intends to grant the underwriters a 30-day option to purchase up to an additional 15 percent of the share amount sold.  The offering is subject to market conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

TetraLogic anticipates using the net proceeds from the offering for general corporate purposes, including working capital, continued development of its product candidate pipeline, acquisitions and other business opportunities.  The shares will be issued by TetraLogic pursuant to a shelf registration statement that was previously filed with, and declared effective by, the Securities and Exchange Commission (SEC).  A preliminary prospectus supplement related to the offering has been filed with the SEC and is available on the SEC’s website located at www.sec.gov.  A final prospectus supplement related to the offering will be filed with the SEC.

This press release does not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.  Any offer, if at all, will be made only by means of a prospectus supplement and accompanying prospectus forming a part of the effective registration statement, copies of which may be obtained, when available, from William Blair & Company, L.L.C., Attention:  Prospectus Department, 222 West Adams Street, Chicago, IL 60606, by telephone at (800) 621-0687, or by e-mail at prospectus@williamblair.com; or from Nomura Securities International, Inc., Attention: ECM Syndicate Department, 5th floor, 309 West 49th Street, New York, New York 10019, by telephone at (212) 667-9000, or by email at equitysyndicateamericas@nomura.com.

Forward Looking Statements

Some of the statements in this release are forward looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties.

These statements relate to future events or TetraLogic’s pre-clinical and clinical development of birinapant, SHAPE and other clinical programs, future expectations, plans and prospects.  Although TetraLogic believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements.  TetraLogic has attempted to identify forward looking statements by terminology including ‘‘believes,’’ ‘‘estimates,’’ ‘‘anticipates,’’ ‘‘expects,’’ ‘‘plans,’’ ‘‘projects,’’ ‘‘intends,’’ ‘‘potential,’’ ‘‘may,’’ ‘‘could,’’ ‘‘might,’’ ‘‘will,’’ ‘‘should,’’ ‘‘approximately’’ or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements.  These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, including those discussed under the heading “Risk Factors” in our Annual Report on Form 10-K filed with the SEC on February 26, 2015.  Any forward-looking statements contained in this release speak only as of its date.  We undertake no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

CONTACT:

Pete A. Meyers

Chief Financial Officer and Treasurer

TetraLogic Pharmaceuticals Corporation

(610) 889-9900, x103

pete.meyers@tlog.com